STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 11th day of May, 2006, by and among Comet Technologies, Inc., a Nevada corporation ("Comet"); American California Pharmaceutical Group, Inc. ("American"), a California corporation; and the persons whose signatures appear at the foot of this Agreement, being all of the equity registered capital stock owners of American (the "Shareholders"), upon the following premises:

                            PREMISES

      A. Comet is a non-operating public company which has been in existence since 1986.

      B. American is a California holding corporation, which owns all of the issued and outstanding shares of registered capital of Harbin Tian Di Ren Medical Science and Technology Company, a limited liability company organized in Heilongjiang Province in the People's Republic of China ("PRC" or "China") (the "Subsidiary" or "Harbin").

      C. The Shareholders of American have agreed to sell to Comet, and Comet has agreed to purchase all of the issued and outstanding capital stock of American (the "American Stock") from the Shareholders in exchange for 10,193,377 shares representing approximately 93%) of the then issued and outstanding diluted shares of common stock of Comet after the stock exchange, on a fully diluted basis, including stock under options and warrants and stock issuable under consulting arrangements, and the other transactions described herein, pursuant to the terms and conditions set forth in this Agreement.

      D. American will become a subsidiary of Comet after the Closing of the Exchange.

                            AGREEMENT

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                            ARTICLE I
                        PLAN OF EXCHANGE

      1.1 The Exchange. At the Closing (as defined in Section 1.3 below), the Shareholders of American hereby agree to assign, transfer, and deliver to Comet, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the certificates evidencing the American Stock duly endorsed for transfer to Comet or accompanied by stock powers executed in blank by the Shareholders, and Comet agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of Comet common stock, in the amount of 10,193,377 shares of its common voting stock, par value $0.001 (the "Comet Stock") to be issued to the Shareholders of American and their designees as


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listed on Schedule 1 in full satisfaction of any right or interest which the
Shareholders held in the American Stock. As a result of the exchange of the American Stock in exchange for the Comet Stock, American will become a subsidiary of Comet and the Shareholders of American and his designees will own approximately 93% of the then issued and outstanding common stock of Comet.

      1.2    Anti-Dilution.   For all relevant purposes of this Agreement, the
10,193,377 shares of Comet Stock to be issued and delivered pursuant to this Agreement to the Shareholders of American, will not be subject to further change or adjustment. The number of shares of Comet Stock and all shares of stock covered by existing options shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Comet common stock, par value $0.001, which may occur between the date of the execution of this Agreement and the date of delivery of such shares.

      1.3    Closing.   Subject to the conditions of Section 5.1, the closing
("Closing") of the transactions contemplated by this Agreement shall be at 10:00 AM Salt Lake City time on the fifth business day (a day on which banks are open in the State of Utah) following the date on which American delivers to Comet the Consolidated US Financial Statements (as that term is defined in Section 5.1) at the offices of Comet, 8 East Broadway #428, Salt Lake City, Utah, or on a date and at such time and place as the parties may agree ("Closing Date").

      1.4    Closing Events.   At the Closing, each of the respective parties
hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby if agreed to by the parties.

                           ARTICLE II
      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AMERICAN

      As an inducement to, and to obtain the reliance of, Comet, American represents and warrants as follows:

      2.1 Organization. American is a company duly organized, validly existing, and in good standing under the laws of the State of California. Harbin, a wholly-owned subsidiary of American, is a company duly organized, validly existing, and in good standing under the laws of Heilongjiang Province, in the PRC. Each of American and its Subsidiary has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on their respective businesses in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not,


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


violate any provision of any of American's and its Subsidiary's charters, articles of formation, bylaws or other organizational documents. American has taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. American has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

      2.2    Capitalization.   The authorized capitalization of American
consists of 1,000,000 shares of ordinary stock, no par value, of which 953,574 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. American has not granted to any person any options, warrants, or rights to purchase any shares of its registered capital or issued any securities convertible to shares of its registered capital.

      2.3    Subsidiaries and Predecessor Corporations.   American owns 100%
of Harbin.   Harbin has two wholly-owned subsidiaries, Harbin First
Bio-Engineering Company Limited, and Kangxi Medical Care Product Company (the
"Harbin Subsidiaries").   Except as the context may otherwise indicate, any
reference to Harbin in this Agreement shall refer to Harbin and both of its
subsidiaries combined.   Except as indicated in this paragraph, neither
American nor Harbin own, beneficially or of record, any shares of any other corporation, partnership, company, limited company, or other business entity.

      (a) American previously delivered to Comet its consolidated audited balance sheets as of December 31, 2005 of American, and the related audited statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004, together with notes to such statements and the opinion of e-Fang Accountancy Corp., independent certified public accountants, with respect thereto, and the audited balance sheet of Harbin as of December 31, 2004 (the most recent Harbin balance sheet), and the related statements of operations, condensed consolidated stockholders' equity, and consolidated cash flow for the twelve (12) months ended December 31, 2004, or as of a subsequent date, together with the notes thereto. All of these consolidated financial statements (the "Financial Statements") are included in the American Schedules.

      (b) All the Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States. The balance sheets included in the Financial Statements present fairly as of their date the consolidated financial condition of American and Harbin,
respectively.   American and Harbin did not have, as of the respective date of such consolidated balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the consolidated balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of American or Harbin, respectively, in accordance with such generally accepted accounting principles. The statements of income, condensed stockholders' equity, and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles.


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


      (c) Each of American and Harbin has filed all local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid. Each of American and Harbin have filed all national, province, and local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid. None of such income tax returns have been examined or audited in the PRC.

      (d) Neither American nor Harbin owe any unpaid national, province, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable for which American and/or Harbin may be liable in their own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, neither American nor Harbin owes any accrued and unpaid taxes to the date of this Agreement.

      (e) The books and records, financial and otherwise, of each of American and Harbin are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

      (f) Each of American and Harbin has good and marketable title to their assets and, except as set forth in the American Schedules or the most recent American balance sheet or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      2.5 Information. The information concerning American and Harbin set forth in this Agreement and in the American Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      2.6    Options or Warrants.   There are no existing options, warrants,
calls, or commitments of any character relating to the authorized and unissued American common stock, nor are there any existing options, warrants, calls or commitments of any character relating to the ownership of Harbin.

      2.7    Absence of Certain Changes or Events.   Except as set forth in
this Agreement or the American Schedules, from the date of the most recent American balance sheet to the Closing:

      (a) except in the normal course of business, there will not be (i) any material adverse change in the business, operations, properties, assets, or condition of American and Harbin, individually or taken as a whole; or (ii) any damage, destruction, or loss to any of American and Harbin (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of American and Harbin, individually or taken as a whole;

      (b) Neither American nor Harbin will have (i) amended their charter or organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of American and its Subsidiary; (iv) made any material change in its method of management, operation, or accounting (other than as contemplated in Section
5.1 for the Consolidated US Financial Statements); (v) entered into any other material transaction which is not in the ordinary course of business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $20,000 (US); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

      (c) Neither American nor Harbin will have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except borrowings in the ordinary course of business or borrowings involving one or a series of related borrowings exceeding $1,000,000 (US) in the aggregate; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent American balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $100,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $100,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which any of them is a party, except for any such contracts, or amendments or terminations, in the ordinary course of business or any such contracts or amendments or terminations that provide for aggregate consideration over the terms of the contract in excess of $1,000,000; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

      For purposes of this Agreement the terms "Material Adverse Change" and "Material Adverse Effect" mean an adverse change or effect that a reasonable person would attach importance to in evaluating the party to which it relates, the party's business or financial condition, or the transactions herein contemplated.

      2.8    Title and Related Matters.   American and Harbin have good and
marketable title to all of their respective properties, inventory, interests in properties, and assets, real and personal, which will be reflected in the most recent American balance sheet free and clear of all liens, pledges, charges, or encumbrances. At Closing, American and Harbin will have good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, reflected in the Consolidated US Balance Sheet (as that term is defined in Section 5.1) or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except

      (a) as such assets may be affected by laws of the Hong Kong Special Administrative Region and The People's Republic of China or province thereof;

      (b)    statutory liens or claims not yet delinquent; and

      (c) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties;

      Except as set forth in the American Schedules, each of American and Harbin own, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all properties it is currently constructing and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with its or their business. Except as set forth in the American Schedules, no third party has any right to, and neither American nor its Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of American or Harbin or any material portion of its or their properties, assets, or rights, individually or taken as a whole.

      2.9 Litigation and Proceedings. Except as set forth in the American Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of either American or the Shareholders after reasonable investigation, threatened by or against American and/ or Harbin (including the Harbin Subsidiaries), or affecting any of American and Harbin, or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Neither American nor the Shareholders have any knowledge of any default on the part of any of American and/ or Harbin with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      2.10    Contracts.

      (a) Included in the American Schedules are, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which American and/ or Harbin (including the Harbin Subsidiaries) is a party or by which any of them or their respective assets, products, technology, or properties are bound, that have been reasonably requested by Comet;

      (b) All contracts, agreements, franchises, license agreements, and other commitments to which any of American and its Subsidiary are parties or by which their respective properties are bound and which are material to the operations of them individually or taken as a whole are valid and enforceable in all respects by the one or more of American and its Subsidiary that is a party thereto, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

      (c) Except as described in the American Schedules, none of American and its Subsidiary is a party to or bound by, and none of the properties of any of American and its Subsidiary is subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as American or the Shareholders can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of any of American and its Subsidiary, individually or taken as a whole.

      2.11    Material Contract Defaults.   None of American and its
Subsidiary is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its or their business, operations, properties, assets, or condition of American and its Subsidiary and there is no event that has occurred which presently or with the passage of time, could result in a material default in any material respect under any such contract, agreement, lease, or other commitment in respect of which any of American and its Subsidiary have not taken adequate steps to prevent such a default from occurring.

      2.12    No Conflict With Other Instruments.   The execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which any of American and its Subsidiary is a party or to which any of their respective properties or operations are subject.

      2.13    Compliance With Laws and Regulations.   Each of American and its
Subsidiary have complied with all applicable statutes and regulations of any national, province, county, city, local or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of any of American and its Subsidiary or except to the extent that noncompliance would not result in the incurrence of any material liability for any of American or its Subsidiary.

      2.14 Approval of Agreement. The board of directors of American has authorized the execution and delivery of this Agreement by American, and has or will have approved the transactions contemplated hereby.

      2.15    Foreign Person and Activity Regulations.

      (a) None of American, any of the Subsidiary, the Shareholders, or any other person who otherwise controls any of American and the Subsidiary is or shall be (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"), (ii) a "Designated National" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a person designated under Paragraph 1 (b), (c) or (d) of Executive Order No. 13224 (September 23,
2001), any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"); and each of American and the Subsidiary and the Shareholders are in compliance with all OFAC Laws and Regulations, Executive Orders and related government guidance;

      (b) None of American, the Subsidiary, the Shareholders, or any other person who otherwise controls any of American and the Subsidiary (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering (under either 18 U.S.C. Paragraph 1956 or 1957), or drug trafficking, terrorist-related activities or other money laundering predicate crimes or a violation of the Bank Secrecy Act laws (31 U.S.C. Paragraphs 5311, et seq.), (ii) has been assessed civil penalties under these or related laws (collectively, "Anti-Money Laundering Laws"), or (iii) has had any of its funds seized or forfeited in an action under Anti-Money Laundering Laws; and

      (c) None of American, the Subsidiary, the Shareholders, or any other person who is or was affiliated or associated as an officer, employee, agent, consultant, or in any other capacity with any of American and the Subsidiary has, during the five-year period ended December 31, 2004 and from that date to the Closing engaged in any act or practice that could reasonably be construed as a violation of any of the provisions of the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq. or any rule or regulation pertaining thereto.

      2.16 American Schedules. American has delivered to Comet or will deliver, as soon as practicable but in no event prior to Closing, the following schedules, which are collectively referred to as the "American Schedules" and which consist of separate schedules, all of which are complete, true, and correct in all material respects.

      (a) a schedule containing complete and correct copies of the organizational documents, as amended, of each American and Harbin, and the Harbin Subsidiaries in effect as of the date of this Agreement;

      (b) a schedule containing the financial statements of American and its Subsidiary identified in paragraph 2.4(c);

      (c) a schedule if requested by Comet, containing true and correct copies of all material contracts, agreements, or other instruments to which American, Harbin and/ or the Harbin Subsidiaries is a party or by which any of them or their properties is bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.10;

      (d) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of American or Harbin since the date of the most recent American Balance Sheet, required to be provided pursuant to section 2.7 hereof; and

      (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the American Schedules by sections 2.1 through 2.16.

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


Each of the American Schedules shall be produced through delivery of a hard paper copy of the original and an electronic Microsoft Word or HTML formatted copy of the original, and if the original is in a language other than English, shall be produced through delivery of a hard paper copy of the original and an electronic Microsoft Word or HTML formatted copy of the original foreign language version and an English translation, certified by the translator as a complete and accurate translation from the original. American and the Shareholders shall cause the American Schedules and the instruments and data delivered to Comet hereunder to be updated after the date hereof up to and including the Closing Date.

                           ARTICLE III
           REPRESENTATIONS, COVENANTS, AND WARRANTIES
                 OF THE SHAREHOLDERS OF AMERICAN

      As an inducement to, and to obtain reliance of Comet, the Shareholders further represent and warrant as follows:

      3.1     Ownership of American Shares.   The American Shareholders hereby
represent and warrant with respect to themselves that they are the legal and beneficial owners of all of the issued and outstanding shares of American's registered capital and ordinary shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that such Shareholders have full right, power, and authority to transfer, assign, convey, and deliver their American shares; and delivery of such shares at the Closing will convey to Comet good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

      3.2    Exemption From Registration.   The Shareholders represent that
the Shares are being acquired without a view to, or for, resale in connection with any public distribution of the Shares or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "1933 Act") and that the Shareholder has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Shareholders understand that the Shares to be acquired pursuant to this Agreement have not been registered under the 1933 Act with the Securities and Exchange Commission (the "SEC") in reliance upon the exemptions from the registration requirements thereof afforded by Section 4(2) of the 1933 Act and/ or Rule 506 of Regulation D adopted thereunder, nor with any state securities commission or agency. The Shareholders agree and acknowledge that the Shares will be "restricted securities" within the meaning of Rule 144 adopted under the 1933 Act, and Comet will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Shares of Comet delivered under this Agreement. The Shareholders acknowledge that the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. The certificates representing the Shares will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

      3.3    Investor Status.   Each Shareholder is an "accredited investor"
as defined in Rule 501(a) under the 1933 Act.


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

                           ARTICLE IV
       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF COMET

      As an inducement to, and to obtain the reliance of American and the Shareholders, Comet represents and warrants as follows:

      4.1    Organization.   Comet is a corporation duly organized, validly
existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Comet Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Comet, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Comet's articles of incorporation or bylaws. Comet has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Comet has full power, authority, and legal right to consummate the transactions herein contemplated.

      4.2    Capitalization.   Comet's authorized capitalization consists of
50,000,000 shares of common stock, par value $0.001, of which 516,781 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      4.3    Subsidiaries.   Comet does not have any Subsidiaries and does not
own, beneficially or of record, any shares of any other corporation.

      4.4    Financial Statements.

      (a) Included in the Comet Schedules and the audited balance sheets of Comet as of December 31, 2005 and 2004, and the audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended December 31, 2005 together with the notes to such statements and the opinion of HJ & Associates, LLC, independent certified public accountants, with respect thereto; and the unaudited balance sheet of Comet as of March 31, 2006 (the "most recent Comet balance sheet"), and the related unaudited statements of operations, stockholders' equity, and cash flow for the three-month period ended March 31, 2006, together with the notes to such statements.

      (b) All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The Comet balance sheets present fairly as of their respective dates the financial condition of Comet. Comet did not have as of the date of any such Comet balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in


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accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Comet, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

      (c) Comet has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

      (d) Comet has filed all federal, state, or local income tax returns required to be filed by it for the years ended December 31, 2005, 2004, and 2003 and included in the Comet Schedules are true and correct copies of said federal income tax returns of Comet filed. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

      (e) The books and records, financial and otherwise, of Comet are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

      (f) Comet has good and marketable title to its assets and, except as set forth in the Comet Schedules or the Financial Statements of Comet or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      4.5    Information.   The information concerning Comet set forth in this
Agreement and the Comet Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.6    Options or Warrants.   Except as set forth in the Comet
Schedules, there are no existing options, warrants, calls, convertible notes, derivative securities or commitments of any character relating to authorized and unissued stock of Comet, except options, warrants, calls, convertible notes, derivative securities or commitments, if any, to which Comet is not a party and by which it is not bound.

      4.7    Absence of Certain Changes or Events.   Except as described
herein or in the Comet Schedules, since the date of the most recent Comet balance sheet:

      (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Comet (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Comet;

      (b) Comet has not (i) recently amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Comet;
(iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

      (c) Comet has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Comet balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Comet; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

      (d) to the best knowledge of Comet, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Comet.

      4.8    Title and Related Matters.   Comet has good and marketable title
to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Comet balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except

      (a)    statutory liens or claims not yet delinquent;

      (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

      (c)    as described in the Comet Schedules.

      4.9    Litigation and Proceedings.   There are no actions, suits, or
proceedings pending or, to the knowledge of Comet, threatened by or against or affecting Comet, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Comet does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      4.10    Contracts.   Comet is not a party to any material contract,
agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

      4.11    No Conflict With Other Instruments.   The consummation of the
transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Comet is a party or to which it or any of its assets or operations are subject.

      4.12    Governmental Authorizations.   Comet has all licenses,
franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Comet of this Agreement and the consummation by Comet of the transactions contemplated hereby.

      4.13    Compliance With Laws and Regulations.   To the best of its
knowledge, Comet has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Comet or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with the U.S. Securities and Exchange Commission and state securities authorities.

      4.14    Insurance.   Comet owns no insurable properties and carries no
casualty or liability insurance.

      4.15    Approval of Agreement.   The board of directors of Comet has
authorized the execution and delivery of this Agreement by Comet and has approved this Agreement and the transactions contemplated hereby.

      4.16    Continuity of Business Enterprises.   Comet has no commitment or
present intention to liquidate Comet or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

      4.17    Material Transactions of Affiliations.   Except as disclosed
herein and in the Comet Schedules, there exists no material contract, agreement, or arrangement between Comet and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Comet to own beneficially, 10% or more of the issued and outstanding common stock of Comet and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholders of Comet has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Comet which was material to the business of Comet. Comet has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

      4.18 Employment Matters. Comet has no employees other than its executive officers.

      4.19    Comet Schedules.   Comet has delivered to American, or will
deliver as soon as practicable at its request, the following schedules, which are collectively referred to as the "Comet Schedules," and which consist of separate schedules, all of which are complete, true, and correct in all material respects.:

      (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws, as amended, of Comet as in effect as of the date of this Agreement;

      (b) a schedule containing any filings made by Comet with the "SEC" since January 1, 2002 not available on EDGAR;

      (c) a schedule containing a copy of the federal income tax returns of Comet identified in paragraph 4.4(d);

      (d) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Comet since the date of the most recent Comet balance sheet, required to be provided pursuant to section 4.7 hereof; and

      (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Comet Schedules by sections 4.1 through 4.17.

      4.20 Updated Schedules. Comet shall cause the Comet Schedules and the instruments and data delivered to American hereunder to be updated after the date hereof up to and including the Closing Date.

                            ARTICLE V
                        SPECIAL COVENANTS

      5.1    American Consolidated US Financial Statements.   On or before
April 30, 2006, American shall deliver to Comet the "Consolidated US Financial Statements," which shall consist of the consolidated audited balance sheets of American and the Subsidiary at December 31, 2005 and 2004 (the balance sheet at December 31, 2005 is referred to herein as the "Consolidated US Balance Sheet"), and the related audited consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004 (consolidating American and the Subsidiary), together with notes to such statements and the opinion of e-Fang Accountancy Corp., independent certified public accountants, with respect thereto. All of the Consolidated US Financial Statements will be in United States Dollars and be prepared in accordance with generally accepted accounting principles in the United States (consistently applied during each of the periods) and the requirements of Regulation S-X adopted by the SEC. The Consolidated US Financial Statements will be part of the American Schedules. Each of American and the Shareholder represents and warrants that the Consolidated US Balance Sheet presents fairly the consolidated financial condition of American and its Subsidiary; American and its Subsidiary will not have, as of the date of the Consolidated US Balance Sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) that should be reflected in the Consolidated US Balance Sheet or the notes thereto; all assets reflected in the Consolidated US Balance Sheet will be properly reported and present fairly the value of the assets of American and its Subsidiary; and consolidated statements of income, stockholders' equity, and cash flows presented in the Consolidated US Financial Statements will reflect fairly the information required to be set forth therein.

      5.2 Access to Properties and Records. Comet and American will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of Comet or American and its Subsidiary as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Comet or American and its Subsidiary as the case may be, as the other shall from time to time reasonably request.

      5.3 Delivery of Books and Records. At the Closing, Comet shall deliver to American, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Comet now in the possession or control of Comet or its representatives and agents.

      5.4 Comet Board of Directors. At the Closing Comet shall deliver or cause to be delivered the resignation of Jack M. Gertino from the board of directors of Comet, together with a unanimous written consent of the Comet board of directors providing for: the appointment of a person designated by the Shareholders for election to the board of directors to fill the vacancy left by the resignation; the election of persons designated by the Shareholders to all executive officer positions of Comet in replacement of all the executive officers serving prior to the Closing; and, prior to the effective date of the resignation of Richard B. Stuart as a director of Comet, all actions taken by the board of directors will require the approval and consent of the director elected to the board to fill the vacancy left by the
resignation of Jack M. Gertino.   Immediately following the action above, and
at the Closing, Richard B. Stuart will deliver to American and Comet his signed resignations as a director of Comet and a unanimous written consent of the directors of Comet appointing as a director to fill the vacancies left by his resignation the person designated by the Shareholders, all of which will be effective 10 days following the later to occur of, the date a statement complying with the requirements of Rule 14f-1 adopted under the Securities Exchange Act of 1934 (the "Exchange Act") disclosing the change in control of the Comet board of directors is mailed to all shareholders of record of Comet, and said statement is filed with the SEC. Comet will take all action required to prepare, mail to shareholders, and file the foregoing statement required by Rule 14f-1 of the Exchange Act no later than 20 days following the Closing Date.

      5.5 Third Party Consents and Certificates. Comet and American agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      5.6    Actions Prior to Closing.

      (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Comet or American Schedules or as permitted or contemplated by this Agreement, Comet and American and its Subsidiary respectively, will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

      (b) From and after the date of this Agreement until the Closing Date, neither Comet nor American and its Subsidiary will: (i) make any change in their organizational documents, articles of incorporation or bylaws; (ii) take any action described in section 2.7 in the case of American and its Subsidiary or in section 3.7, in the case of Comet (all except as permitted therein or as disclosed in the applicable party's schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

      5.7    Sales Under Rules 144 or 145, If Applicable.

      (a) Comet will use its best efforts to at all times to comply with the reporting requirements of the Exchange Act, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

      (b) Upon being informed in writing by any person holding restricted stock of Comet as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Comet will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

      (c) If any certificate representing any such restricted stock is presented to Comet's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Comet and its counsel, at the sole expense of the transferee, that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, Comet will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 5.7 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

      5.8    Indemnification.

      (a) Each of American and the Shareholders hereby agree, jointly and severally, to indemnify Comet and each of the officers, agents and directors of Comet as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II,
Article III, or Section 5.1 of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      (b) Comet hereby agrees to indemnify American and each of the officers, agents and directors of American as of the date of execution of this Agreement and the Shareholders against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                            ARTICLE VI
           CONDITIONS PRECEDENT TO OBLIGATIONS OF COMET

      The obligations of Comet under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      6.1    Accuracy of Representations.   The representations and warranties
made by American and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and American and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by American and the Shareholders prior to or at the Closing. Comet shall be furnished with a certificate, signed by a duly authorized officer of American and the Shareholders and dated the Closing Date, to the foregoing effect.

      6.2    Officer's Certificates.   Comet shall have been furnished with a
certificate dated the Closing Date and signed by a duly authorized officer of American and the Shareholders to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of American or the Shareholders threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the American Schedules, by or against the Shareholders or any of American and its Subsidiary which might result in any material adverse change in any of the assets, properties, business, or operations of any of American and its Subsidiary, individually or taken as a whole.

      6.3    No Material Adverse Change.   Prior to the Closing Date, there
shall not have occurred any material adverse change in the financial condition, business, or operations of any of American and its Subsidiary, individually or taken as a whole, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of any of American and its Subsidiary.

      6.4    Officer and Director Questionnaires.   Comet shall have received
officer and director questionnaires completed and signed by each executive officer and director to be designated and elected as officers and directors of Comet in form and substance reasonably satisfactory to Comet and its counsel which shall contain information for use by Comet in reporting the transaction contemplated hereby on Form 8-K and other documents to be filed with the SEC.

      6.5 Consulting Agreement. Comet shall have entered into consulting agreement with Jack M. Gertino and Richard B. Stuart in the form attached hereto as Exhibit "A."

      6.6    Other Items.

      (a) Comet shall have received a Shareholders list of American containing the name, address, and number of shares held by the American Shareholders as of the date of Closing certified by an executive officer of American as being true, complete, and accurate.

      (b) Comet shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Comet may reasonably request.

      (c) Comet shall have been furnished with the Consolidated US Financial Statements not less than five days prior to the Closing.

      (d) Comet shall have received a certificate signed by an officer of American in which American represents and warrants that there has been no material change in the assets, liabilities, or financial condition of American and its Subsidiary during the period from December 31, 2005 to the Closing Date from the assets, liabilities, and financial condition of American and its Subsidiary as of December 31, 2005 as shown in the Consolidated US Financial Statements.

      (e) Comet shall have received a certificate signed by Liu Yan-qing and Han Xiao-yan, the principal shareholder(s) of American, in which he (they) represent(s) and warrant(s) that there has been no material change in the assets, liabilities, or financial condition of American and its Subsidiary during the period from December 31, 2005 to the Closing Date from the assets, liabilities, and financial condition of American and its Subsidiary as of December 31, 2005 as shown in the Consolidated US Financial Statements.


                           ARTICLE VII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  AMERICAN AND THE SHAREHOLDERS

      The obligations of American and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      7.1 Accuracy of Representations. The representations and warranties made by Comet in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Comet shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Comet prior to or at the Closing. American shall have been furnished with a certificate, signed by a duly authorized executive officer of Comet and dated the Closing Date, to the foregoing effect.

      7.2    Officer's Certificate.   American shall have been furnished with
a certificate dated the Closing Date and signed by a duly authorized executive officer of Comet to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Comet threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      7.3    No Material Adverse Change.   Prior to the Closing Date, there
shall not have occurred any material adverse change in the financial condition, business, or operations of Comet nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Comet.

      7.4    Good Standing.   Comet shall have received a certificate of good
standing from the Secretary of State of the state of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Comet is in good standing as a corporation in the State of Nevada.

      7.5    Consulting Agreement.   Comet shall have entered into the
consulting agreement referenced in Section 6.5 above.

      7.6    Other Items.

      (a) American shall have received a Shareholders' list of Comet from its transfer agent, current at least within ten (10) days prior to Closing, containing the name, address and number of shares held by each such Comet Shareholders.

      (b) American shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as American may reasonably request.

                           ARTICLE VIII
                           TERMINATION

     8.1     Termination.

      (a) This Agreement may be terminated by the board of directors of either Comet or American at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) either party is not reasonably satisfied with the results of its business, legal, and accounting due diligence regarding the other conducted up to the Closing Date, or (iv) there shall have been any change after the date of the latest balance sheet of Comet in the assets, properties, business, or financial condition of Comet, which could have a materially adverse affect on the value of the business of Comet, except any changes disclosed in the Comet Schedules. In the event of termination pursuant to this paragraph (a) of section 8.1, no obligation, right, or liability shall arise hereunder, and each party shall bear, except as provided in Section 8.1(e), all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

      (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Comet if: (i) American shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of American contained herein shall be inaccurate in any material respect; or (ii) there shall have been any change after the date of the Consolidated US Balance Sheet in the assets, properties, business, or financial condition of any of American and its Subsidiary, which could have a materially adverse affect on the value of the business of any of American and its Subsidiary, individually and taken as a whole, except any changes disclosed in the American Schedules. If this Agreement is terminated pursuant to this paragraph (b) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that American and the Shareholders shall bear their own costs as well as the costs incurred by Comet in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

      (c)    This Agreement will terminate at the sole election of Comet if:

            (i) American or the Shareholders fail to comply with its delivery and any other requirements or representations of Section 5.1 pertaining to the US Consolidated Financial Statements;

            (ii) Comet does not receive at Closing the certificates described in Sections 6.5(d) and (e) containing the unqualified representations and warranties required by those sections; and

            (iii) The Closing does not occur on or before May 31, 2005 because American or the Shareholders fail to deliver at the time and place of Closing the certificates evidencing the American Stock duly endorsed for transfer to Comet or accompanied by stock powers executed in blank by the Shareholders or any of the certificates, instruments, or documents required by
Article VI, above.

      If Comet elects to terminate this Agreement pursuant to this Section 8.1(c), then American and the Shareholders shall (which obligation is joint and several) reimburse the costs incurred by Comet in connection with the negotiation, preparation and execution of this Agreement as provided in
Section 8.1(b) and pay to Comet a deferred opportunity fee of $30,000 by cashier's check made payable to the order of, and delivered to Comet or wire transfer to an account designed by Comet.

      (d) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of American if Comet shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Comet contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Comet shall bear its own costs as well as the costs of American incurred in connection with the negotiation, preparation, and execution of this Agreement.

      (e) This Agreement will terminate at the sole election of American if the Closing does not occur on or before May 31, 2006, because Comet fails to deliver at the time and place of Closing the certificates evidencing the 9,612,000 shares of Comet Stock issued in the names and amounts set forth on
Schedule 1 to this Agreement (or in lieu thereof irrevocable instructions to the transfer agent of Comet to issue and deliver said certificates) or any of the certificates, instruments, or documents required by Article VII, above. If American elects to terminate this Agreement pursuant to this Section 8.1(e), then Comet shall reimburse the costs incurred by American in connection with the negotiation, preparation and execution of this Agreement as provided in
Section 8.1(d) and pay to American a deferred opportunity fee of $30,000 by cashier's check made payable to the order of, and delivered to American or wire transfer to an account designed by Comet.

      (f) On the date of execution of this Agreement, American and Shareholders are paying, or causing to be paid, to Comet the sum of $15,000, to cover a portion of the costs and expenses of this transaction, which will be paid by cashier's check payable to the order of, and delivered to, James C. Lewis, LC, counsel to Comet, or by wire transfer to an account designated by such counsel. Notwithstanding the circumstances under which this Agreement is terminated by any party, Comet has no obligation to refund any portion of this expense amount to American or the Shareholders. In the event of termination under Sections 8.1(b) or (c), such amount will be applied to legal costs and expenses incurred by Comet for which Comet is entitled to reimbursement.


                            ARTICLE IX
                          MISCELLANEOUS

      9.1    Brokers.   Comet, the Shareholders and American agree that there
were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Comet, on one hand, and American and the Shareholders on the other, agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      9.2    Governing Law.   This Agreement shall be governed by, enforced,
and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Salt Lake City, Utah. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

      9.3    Notices.   Any notices or other communications required or
permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Comet:                 Comet Technologies, Inc.
                             8 East Broadway #428
                             Salt Lake City, UT 84111
                             Telephone: (801) 532-7851
                             Facsimile: (801) 532-7853

With copies to:              James C. Lewis, Esq.
                             JAMES C. LEWIS, L.C.
                             10 West 100 South #615
                             Salt Lake City, UT 84101
                             Telephone: (801) 994-3846
                             Facsimile: (801) 994-3205

If to American or the
Shareholders of American:    American California Pharmaceutical Group, Inc.
                             Attn:  Mr. Liu Yan-qing
                             865 South Figueroa Street, Suite 3340
                             Los Angeles, CA 90017
                             Telephone: (213) 488-5131
                             Facsimile: (213) 488-5126

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      9.4    Attorney's Fees.   In the event that any party institutes any
action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      9.5    Confidentiality.   Each party hereto agrees with the other
parties that, unless and until the transactions contemplated by this Agreement have been consummated, each party and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, or such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      9.6    Expenses of Stock Exchange.   Except as otherwise provided for in
Section 8.1, Comet and American agree that they will each bear their own costs and expenses in negotiating and closing the transactions contemplated by this Agreement, including but not limited to, attorneys' fees, accounting fees, due diligence expenses, travel, printing, copying, mail, telephone and other related expenses.

      9.7    Third Party Beneficiaries.   This contract is solely between
Comet, the Shareholders and American and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      9.8    Entire Agreement.   This Agreement represents the entire
agreement (including the exhibits or schedules hereto) between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      9.9    Survival; Termination.   The representations, warranties, and
covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

      9.10    Counterparts.   This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      9.11    Amendment or Waiver.   Every right and remedy provided herein
shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      9.12    Construction.   The parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. Disclosure schedules delivered by the parties pursuant to this Agreement. All monetary amounts stated in this Agreement are, unless specifically stated otherwise, denominated in United States Dollars. The parties acknowledge and agree with respect to their respective schedules that (i) the schedules may include certain items and information solely for informational purposes for the convenience of the parties hereto, (ii) the disclosure of any matter in a schedule shall not be deemed to constitute an acknowledgment by the party delivering the schedule that the matter is material or is required to be disclosed pursuant to the provisions of this Agreement, (iii) any fact or item disclosed in a schedule and referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other section in this Agreement, be deemed to be disclosed with respect to such other section only if a specific cross-reference is made to such other section, (iv) the disclosure of any fact or item in a schedule shall not represent an admission by the party delivering the schedule that such fact or item actually constitutes non-compliance with, or a violation of, any law, regulation or statute to which such disclosure is applicable as such disclosure has been made for purposes of creating exceptions to the representations and warranties made by the party, and (v) each attachment referenced in a schedule shall be deemed incorporated into and a part of such schedule.

      9.13    Tax Disclosure Authorization.   Notwithstanding anything herein
to the contrary, the parties (and each affiliate and person acting on behalf of any party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the transaction's tax treatment and tax structure (as such terms are used in 6011 and 6112 of the Internal Revenue Code of 1986, as amended and regulations there under) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such party or such person relating to such tax treatment and tax structure, subject to compliance with disclosure obligations under applicable federal or state securities laws; provided, however, that such disclosure many not be made until the earlier of date of (a) public announcement of discussions relating to the transaction, (b) public announcement of the transaction, or
(c) execution of an agreement to enter into the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (v) any portion of any materials to the extent not related to the transaction's tax treatment or tax structure, (w) the identities of participants or potential participants, (x) the existence or status of any negotiations, (y) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), or (z) any other term or detail not relevant to the transaction's tax treatment or the tax structure.




                 [Signatures on Following Page.]

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                            Comet Technologies, Inc.

                            By:    /s/ Richard B. Stuart
                               ______________________________________
                                   Richard B. Stuart, President

                            American California Pharmaceutical
                            Group, Inc.

                            By:    /s/ Liu Yan-qing
                               _______________________________________
                                   Liu Yan-qing, President

                            American's Shareholders:

                                  /s/ Liu Yan-qing
                            ___________________________________________
                            Liu Yan-qing

                                  /s/ Han Xiao-yan
                            ___________________________________________
                            Han Xiao-yan

                                  /s/ Zhang Chun-dong
                            ___________________________________________
                            Zhang Chun-dong

                                  /s/ Xue Wu-li
                            ___________________________________________
                            Xue Wu-li

                                  /s/ Guan Shu-hua
                            ___________________________________________
                            Guan Shu-hua

                                  /s/ Liu Yan-lin
                            ___________________________________________
                            Liu Yan-lin

                                  /s/ Zhang Xiao-wei
                            ___________________________________________
                            Zhang Xiao-wei

                                  /s/ Xing Meng
                            ___________________________________________
                            Xing Meng

                                  /s/ Yan Hong-li
                            ___________________________________________
                            Yan Hong-li

                                 /s/ Liu Feng-jun
                            ___________________________________________
                            Liu Feng-jun

                                 /s/ You Shun-ru
                            ___________________________________________
                            You Shun-ru

                                 /s/ Yuan Zing-mei
                            ___________________________________________
                            Yuan Qing-mei

                                 /s/ Jin Zheng
                            ___________________________________________
                            Jin Zheng

                                 /s/ Sun Xiao-guang
                            ___________________________________________
                            Sun Xiao-guang

                                 /s/ Qu Zhi-hua
                            ___________________________________________
                            Qu Zhi-hua

                                 /s/ Tang Chong Hung
                            ___________________________________________
                            Tang Chong Hung


                            American Eastern Group, Inc.
                            By   /s/
                            ___________________________________________
                            Its:    Secretary


                            American Eastern Securities, Inc.
                            By    /s/
                            ___________________________________________
                            Its:    President


                            EIC Investments, LLC
                            By    /s/
                            ___________________________________________
                           Its:    President/CEO


                           Luminus Capital Management, Ltd. (HK)
                           By    /s/
                           ___________________________________________
                           Its:    CFO


                           Allied Merit International Investments Inc.
                           By    /s/
                           ___________________________________________
                           Its:    CEO

                           Schedule 1
                               to

                    STOCK EXCHANGE AGREEMENT

                       Dated May 11, 2006


      The Common Stock of Comet Technologies, Inc. to be issued under section
1.1 and section 1.2 of the Stock Exchange Agreement shall be issued to the following persons with a restrictive legend consistent with the Securities Act of 1933, as amended:

 Common Stock of Comet Technologies, Inc.
  to be issued to the stockholders of
  American California Pharmaceutical Group, Inc.
      and their designees                                 Number of Shares
-----------------------------------------------------     ----------------
1.    Liu Yan-qing                                           4,660,595
2.    Han Xiao-yan                                           1,402,907
3.    Zhang Chun-dong                                           20,467
4.    Xue Wu-li                                                102,333
5.    Guan Shu-hua                                              62,974
6.    Liu Yan-lin                                               25,504
7.    Zhang Xiao-wei                                           133,819
8.    Xing Meng                                                 39,359
9.    Yan Hong-li                                               39,359
10.   Liu Feng-jun                                              15,743
11.   You Shun-ru                                               23,615
12.   Yuan Qing-mei                                             20,467
13.   Jin Zheng                                                812,284
14.   Sun Xiao-guang                                         1,085,402
15.   Qu Zhi-hua                                             1,090,912
16.   Tang Chong Hung                                           87,685
17.   American Eastern Group, Inc.                              87,685
18.   American Eastern Securities, Inc.                         54,803
19.   EIC Investments, LLC                                      54,803
20.   Luminus Capital Management, Ltd. (Hong Kong)             109,606
21.   Allied Merit International Investments, Inc. (BVI)       263,055
                                                           -----------

                          TOTAL SHARES                      10,193,377